SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12
AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified in its Charter)

Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Cruiser Capital Master Fund LP
Metamorphosis VI LLC
Patrick E. Gottschalk
Mark R. Bassett
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
[  ] Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

Cruiser Capital Master Fund LP

Cruiser Capital Master Fund LP and its affiliates issued a press release responding to misleading claim of American Vanguard Corporation.  A copy of the press release is filed herewith under Rule 14a-6.
Important Information
Cruiser Capital Master Fund LP has nominated three individuals as nominees to the board of directors of American Vanguard Corporation (the “Company”) and is soliciting votes for the election of those individuals as members of the Company’s board of directors.  The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”).  Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and BLUE proxy card because they contain important information about the Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital Master Fund LP and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

Cruiser Capital Responds to Latest Attempt by American Vanguard to Mislead Stockholders
Cruiser is Disappointed by the Board’s Continued Disinformation Campaign
Encourages Stockholders to Put a Stop to AVD’s Gamesmanship by Voting on the BLUE Proxy Card to Elect Cruiser’s Three Nominees
NEW YORK – May 25, 2022 – Cruiser Capital Master Fund LP and its affiliates (“Cruiser Capital,” or “Cruiser”), a top ten shareholder of American Vanguard Corporation (NYSE: AVD) (“American Vanguard,” “AVD” or the “Company”), owning approximately 2.5% of AVD’s outstanding shares, today issued the following statement responding to the Company’s press release calling on Cruiser to “be fully transparent with stockholders” relating to an “undisclosed investment thesis regarding American Vanguard.”
“We are disappointed that the Board of American Vanguard continues to seek to mislead stockholders. We wish they would put half as much energy into improving AVD as they do in concocting distracting theories to preserve their jobs. Cruiser has been fully transparent throughout its engagement with AVD’s Board, management and fellow stockholders. In fact, Cruiser’s primary goal has been to engage in constructive dialogue with the Board – who seem to continue to go to great lengths to avoid contacting us.
We believe the Company’s press release is referring to the process of presenting information to prospective investors for our fund focused on the opportunity at AVD. This is an exceedingly common practice, and the “undisclosed investment thesis” the Company tries to cast nefariously was simply our well-documented case that American Vanguard has tremendous potential to generate significant value for stockholders with operational and governance improvements (improvements we initial sought to encourage through constructive dialogue). Cruiser has now publicly filed most every piece of information relevant to our investment thesis with the SEC, totaling approximately 200 pages of material. Further, we have not entered into any new NDAs since we filed our definitive Proxy statement.
Institutional Shareholder Services Inc. ("ISS"), a leading independent proxy advisory firm, wrote that the AVD Board’s communications and messaging during this proxy campaign “demonstrates a lack of respect for shareholders.”1 We are seeing yet another example of this today with the Company’s perplexing press release.
We believe the Company’s real motivation is to try to distract investors from the fact that both leading proxy advisory firms – ISS and Glass Lewis – have supported Cruiser’s full slate of nominees on the Blue Card. We call on the Board to stop playing games, stop wasting management time and stockholder money and get on with the serious business of letting accomplished, independent directors help make the Company worth much more for all of its stakeholders.”
Cruiser Capital believes it has never been clearer that now is the time to support Cruiser’s highly qualified nominees – Mark Bassett, Patrick Gottschalk and Keith Rosenbloom – to replace Esmail Zirakparvar, Chair of the Nominating and Governance Committee, John Killmer, Lead Independent Director and Alfred Ingulli, Chair of the Finance Committee.
If you have questions, or need assistance voting your BLUE proxy card, please contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

1 Permission to quote ISS was neither sought nor obtained. Emphasis added.
1

Telephone for Banks, Brokers, and International Shareholders: +1 (212) 297-0720
Stockholders and All Others Call Toll-Free (from the U.S. and Canada): 855-305-0856
Email: Info@Okapipartners.com

Investor Contact:

Okapi Partners
Jason Alexander / Bruce Goldfarb
Info@Okapipartners.com

Cruiser Capital Advisors
Keith M. Rosenbloom
ElevateAVD@CruiserCap.com

Media Contact:

Longacre Square Partners
Dan Zacchei / Miller Winston
DZacchei@longacresquare.com / MWinston@longacresquare.com

About Cruiser Capital Advisors

Cruiser Capital Advisors, LLC is an investment management firm that concentrates its investments in companies it believes trade at public market values substantially different from intrinsic value. Cruiser often utilizes a constructivist approach to collaborate with management teams to help drive stockholder value. Cruiser may be contacted at Info@Cruisercap.com

Important Information

Cruiser has nominated three individuals as nominees to the board of directors of American Vanguard Corporation, a Delaware corporation (the “Company”), and intends to solicit votes for the election of those individuals as members of the Company’s board of directors. The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”). Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and BLUE proxy card, because they contain important information about the Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.

Participants in Solicitation

The following persons may be deemed to be participants in the planned solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett who own some or all of their shares through accounts managed by Cruiser Capital Advisors, LLC. The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

2

Cautionary Statement Regarding Forward-Looking Statements

These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Cruiser Capital Parties.

Although the Cruiser Capital Parties believe that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Cruiser Capital Parties will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward- looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

3